UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 8, 2014

LIBERTY BROADBAND CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36713	47-1211994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 8, 2014, Liberty Broadband Corporation (the “Company”) issued a press release (the “Press Release”) announcing that Nasdaq has established December 11, 2014 as the ex-dividend date for the distribution of subscription rights to purchase shares of the Company’s Series C common stock (the “Series C Rights”) in connection with its previously announced rights offering.  Therefore, as a result of “due bill” trading procedures, those persons acquiring shares of the Company’s common stock in the market through December 10, 2014 will be entitled to receive Series C Rights. The Company expects that the Series C Rights will trade on a when-issued basis on the Nasdaq Global Select Market under the symbol “LBKRV” on December 10, 2014 and will begin trading in the regular way on the Nasdaq Global Select Market under the symbol “LBRKR” on December 11, 2014.

The completion of the Series C Rights distribution remains subject to the satisfaction of conditions, including the receipt of the opinion of tax counsel. Further, the board of directors of the Company reserves the right to not complete the rights offering at any time, including following the completion of the distribution of the Series C Rights, and for any reason.

The Press Release filed herewith as Exhibit 99.1 to this Current Report on Form 8-K is hereby incorporated by reference into this Item 8.01.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

99.1	Press Release, dated December 8, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2014

LIBERTY BROADBAND CORPORATION

By:  /s/ Wade Haufschild

Name: Wade Haufschild

Title:   Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release, dated December 8, 2014